                                                                      EXHIBIT 11
                       AMERICAN PRECISION INDUSTRIES INC.
                            SUPPLEMENTARY INFORMATION
                        COMPUTATION OF EARNINGS PER SHARE
           (SHARES AND DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                             Third Quarter Ended
                                            -------------------------------------------------------
                                                September 30, 1999           September 30, 1998
                                            --------------------------  ---------------------------
                                             Income    Common    Per      Income    Common   Per
                                            Available  Shares   Share    Available  Shares  Share
                                            --------- -------- -------  ---------- ------- --------
Net income                                    $1,999    7,245   $0.28      $1,886   7,473    $0.25
Series B preferred stock dividends               458                            -
                                              ------                       ------
     Earnings per share  -  Basic              1,541    7,245    0.21       1,886   7,473     0.25

Stock options & warrants                           -      125                   -     451
                                              ------    -----              ------   -----
                                               1,541    7,370    0.21       1,886   7,924     0.24
Series B convertible preferred stock             458    1,539                   -   1,539
                                              ------    -----              ------   -----
                                               1,999    8,909    0.22       1,886   9,463     0.20
Adjustment for anti-dilutive effect of
     preferred stock dividend                    458    1,539                 N\A     N\A
                                              ------    -----              ------   -----
     Earnings per share  -  Diluted           $1,541    7,370   $0.21      $1,886   9,463    $0.20
                                              ======    =====              ======   =====

                                                               Nine Months Ended
                                              -------------------------------------------------------
                                                 September 30, 1999           September 30, 1998
                                              --------------------------  ---------------------------
                                                Income    Common    Per      Income   Common    Per
                                              Available  Shares   Share    Available  Shares   Share
                                              --------- -------- -------  ----------  ------   -----
Net income                                      $5,916    7,373   $0.80     $4,469    7,459    $0.60
Series B preferred stock dividends               1,373                           -
                                                ------                      ------
     Earnings per share  -  Basic                4,543    7,373    0.62      4,469    7,459     0.60

Stock options & warrants                             -      134                  -      408
                                                ------    -----             ------    -----
                                                 4,543    7,507    0.61      4,469    7,867     0.57
Series B convertible preferred stock             1,373    1,539                  -    1,539
                                                ------    -----             ------    -----
                                                 5,916    9,046    0.65      4,469    9,406     0.48
Adjustment for anti-dilutive effect of
     preferred stock dividend                    1,373    1,539                N\A      N\A
                                                ------    -----             ------    -----
     Earnings per share  -  Diluted             $4,543    7,507   $0.61     $4,469    9,406    $0.48
                                                ======    =====             ======    =====




Refer to Footnote D concerning Earnings per Share calculation methodology.

For purposes of calculating basic and diluted earnings per share, net earnings have been reduced by the dividend payable on the Company's convertible preferred stock (if such shares paid a dividend during such period) to arrive at earnings available to common shareholders. The weighted average number of outstanding common shares used to calculate basic earnings per share is calculated on an equivalent share basis using the weighted average number of shares outstanding of the Company's common stock.

The assumed conversion of the convertible preferred stock is not considered in the calculation of diluted earnings per share for the applicable periods presented because the effect is antidilutive.